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                                                                   EXHIBIT 10.17

                                                          T.T.C., Illinois, Inc.
                                                    The employment professionals
                                                                 An ESOP company

                              SERVICE AGREEMENT


         In consideration of the mutual promises contained herein and other good and valuable consideration the receipt of which is hereby conclusively acknowledged as acceptable, T.T.C., ILLINOIS, INC., hereinafter T.T.C., and PROFESSIONAL TRANSPORTATION GROUP, LTD. hereinafter Client, agree that effective on the 1st day of February, 1997, they shall perform in accordance
                 ---        --------
with the following terms:

1.SPECIFIC OBLIGATIONS:

         A.      T.T.C.:  For each employee enrolled hereunder, T.T.C. shall
(1) process and issue employee paychecks and related W-2 forms, (2) provide and administer benefits (as appropriate per worksite) for plans sponsored by T.T.C., and/or note Client-sponsored benefit plan payroll-deductions on employee paystubs, (3) process all garnishments, levies and deduction orders imposed upon employees' wages, (4) calculate, collect and pay all payroll taxes including income tax, social security tax and other payroll taxes as may be required under local, state and federal laws to be withheld from the compensation paid to employees or paid directly by an employer, and it shall prepare and timely file with the proper governmental agencies or authorities all required returns and reports, (5) comply with state and federal unemployment compensation requirements, including reporting wages, making required contributions, and responding to claims, charges, and hearings as is warranted under the circumstances, (6) obtain and pay the costs of providing all necessary and legally required worker's compensation (and Longshore and Harbor Workers Act, where applicable) insurance coverage, manage worker's compensation (and Longshore) claims in conjunction with the insurance carrier and worker's compensation claim adjusting firm, and furnish to Client a certificate of insurance evidencing the issuance to T.T.C. and maintenance by T.T.C. of policies providing such coverage, listing Client on the Alternate Employer Endorsement to the applicable policies, and (7) send to Client an invoice for payment of an amount calculated by multiplying the total gross wages each classification of employees has earned by the applicable factors set forth in Schedule A, which is attached hereto and made a part hereof.

         B. CLIENT: At least 2 days prior to the date upon which T.T.C. issues paychecks to the employees enrolled hereunder, Client shall fax to T.T.C. information including the number of miles driven or hours worked, as applicable, by each of the employees. Upon receipt of the invoice from T.T.C., Client shall immediately pay



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by wire transfer the amount billed to T.T.C.'s designated bank account.

2.       GENERAL TERMS:

         A. Employee Enrollment and Direction: Each employee shall be enrolled hereunder upon receipt by T.T.C.'s corporate headquarters of the completed W-4 and I-9 forms and other applicable payroll information for such employee. Each party hereto shall have direction and control of the employees covered hereby to the extent necessary to fulfill its obligations hereunder and to comply with all applicable laws and regulations. However, T.T.C. shall not have direction and control sufficient to render it the master or principal of any employee covered hereby for master-servant/principal-agent liability.

         B. Insurance: Client shall maintain at least $1,000,000 in all applicable liability insurance coverage, and it shall have T.T.C. listed as an additional named insured with respect to such policies (only as to claims against T.T.C. by virtue of its status vis-a-vis the employees enrolled hereunder). Securing such insurance shall not in any way limit Client's indemnification obligations hereunder.

         C. Limitation of Services: T.T.C. will provide only those services specified herein and no other services shall be provided or implied, including without limitation, any strategic, operational or other business-related decisions with regard to Client's business. T.T.C. will provide no equipment to the employees. T.T.C. shall not be obligated for matters for which it has not received notice.

         D. T.T.C. Indemnification: T.T.C. shall assume sole and exclusive responsibility for its performance or failure to perform its "Specific Obligations" as set forth above. T.T.C. shall unconditionally indemnify Client and its affiliated companies, agents, shareholders, employees not enrolled hereunder, officers, directory, assigns, insurers, and representatives for and hold them harmless from and against any and all costs, expenses, fees, settlements, judgments, losses or damages, of whatever nature incurred as a result of or arising from claims or demands attributable to T.T.C.'s performance or failure to perform its "Specific Obligations."

         E. Client Indemnification: Client shall assume sole and exclusive responsibility for and shall unconditionally indemnify T.T.C. and its affiliated companies, agents, shareholders, officers, directors, assigns, insurers, and representatives for and hold them harmless from and against any and all costs, expenses, fees, settlements, judgments, losses or damages, of whatever nature incurred as a result of or arising from claims or demands

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pertaining to: (1) employment matters not specifically listed within the
"Specific Obligations" of T.T.C., (2) actions and inactions of the employees enrolled hereunder, (3) the following categories of persons: (i) all persons who are not enrolled hereunder or for whom payroll data and payment have not been submitted to T.T.C. in accordance with the provisions hereof, (ii) all persons who cease to be enrolled hereunder by virtue of termination of this agreement as of the last payroll ending date for which T.T.C. was timely paid for its services, and (iii) upon termination hereof or upon Client's sponsoring a health benefit plan, COBRA continuees who had been enrolled in a plan sponsored by T.T.C., (4) employee welfare or benefit plans sponsored, offered or administered by Client, (5) property of or used/handled by Client or the employees enrolled hereunder, and (6) injury exposures which are outside the scope of state worker's compensation laws and the Longshore and Harbor Workers Act.

         F. Termination: This Agreement shall endure until terminated by either party. T.T.C. must give Client 30 days' advance written notice of termination unless (i) Client breaches this Agreement or (ii) Client experiences a material adverse change in its financial condition, is unable to pay its debts as they become due in the ordinary course of business, becomes insolvent, files bankruptcy or closes its business.

         G.      Standard Provisions:

                 1. Inaction Not Deemed Waiver: The failure of either party strictly to enforce any provision hereof shall not be construed as a waiver thereof or as excusing either party from future performance in strict accordance with the provisions of the Agreement.

                 2. Survival of Indemnification Obligations: The obligations of each party hereto to indemnify the other party hereto shall survive termination hereof.

                 3. Savings: If any provision of this Agreement is held to be invalid under the law of any state or the United States, such provision shall be modified to comply with the requirements of such law or shall be renegotiated for the purpose of adequate replacement. The invalidity of any such provision or paragraph shall not render the remaining provisions or paragraphs of this Agreement invalid, and the agreement shall otherwise continue in full force and effect until its termination.

                 4. Incorporation of Laws: All applicable laws pertaining to professional employer organizations are incorporated herein, but the incorporation of such laws shall


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         in no way affect the indemnification and liability limitation provisions hereof.

                 5. Place of Contract: This Agreement shall be determined to be a contract made and performed within the State of Illinois and for all purposes shall be governed and construed under and in accordance with the laws of the state of Illinois.

                 6. Notice: Notice must be transmitted to the headquarters of the other party.

                 7. Timeliness: Time is of the essence with respect to performance and notice.

                 8. Third Party Beneficiaries: The parties hereto are the only beneficiaries of any rights herein contained or created.

                 9. Integration: This document, which includes the signed schedule(s) attached hereto and made a part hereof, constitutes the full, complete, absolute and entire agreement between the parties. There are no oral representations, agreements, or understandings affecting the same and any further representations, agreements, understandings or waivers, in order to be binding upon the parties hereto, must be reduced to a writing, signed by the parties.

         IN WITNESS WHEREOF, the parties have executed this Agreement, consisting of four (4) pages on this 27th day of January, 1997.
                                     ----        -------


T.T.C., ILLINOIS, INC.                  PROFESSIONAL TRANSPORTATION
                                             GROUP, LTD.


BY: /s/ Mike McCafferty                      BY: /s/ Dennis Bakal
   ------------------------------               --------------------------------
        Its President                        Its President


ATTEST:                                      ATTEST:


/s/ Don Ciaccio                              /s/ L. K. Roberts
---------------------------------            -----------------------------------
Secretary                                    Secretary



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                              January 17, 1997

                   PROFESSIONAL TRANSPORTATION GROUP, LTD.

                                SCHEDULE "A"

         The following formula shall be used in calculating the cost of employment service on a weekly basis:

         Total employee gross pay multiplied by a factor of:

GEORGIA CLERICAL                                                                                                   1.1075
GEORGIA WAREHOUSE                                                                                                  1.1630
NORTH CAROLINA CLERICAL                                                                                            1.1166
INDIANA CLERICAL                                                                                                   1.1166
CONNECTICUT CLERICAL                                                                                               1.1175
TENNESSEE CLERICAL                                                                                                 1.1070
NEW YORK CLERICAL                                                                                                  1.1239
NEW JERSEY CLERICAL                                                                                                1.1320




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